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                                                                   Exhibit 10.17

                            MAXWELL LABORATORIES INC.
                           RESTRICTED STOCK AGREEMENT


     THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is made and entered into as of July 25, 1996 between MAXWELL LABORATORIES, INC., a Delaware corporation, (the "Company") and KENNETH POTASHNER (the "Executive").

                                    RECITALS

     WHEREAS, the Company and Executive are parties to that certain Maxwell Laboratories Inc. Chief Executive Officer Employment Agreement, dated March 25, 1996 ("Employment Agreement"); and

     WHEREAS, the Employment Agreement provides for the award to Executive of shares of the Company's Common Stock which are subject to forfeiture upon the occurrence of certain events unless and until such shares shall have vested;

     NOW, THEREFORE, the parties hereby agree as follows:

          1. AWARD OF RESTRICTED STOCK. The Company hereby awards to Executive 88,980 shares of Company common stock, $.10 par value, subject to the terms and conditions set forth in this Agreement (the "Restricted Stock").

          2. VESTING SCHEDULE. Subject to the provisions of Sections 4 and 5 of this Agreement, the shares of Restricted Stock granted hereunder and not hereafter forfeited shall vest and cease to be subject to forfeiture in accordance with the following schedule: 22,245 shares of Restricted Stock shall vest on April 30, 1997 and an additional 1,854 shares of Restricted Stock shall vest on the last day of each month thereafter for the next 35 such months, and 1,845 shares of Restricted Stock shall vest in the last day of the month immediately following such 35 month period, at which time all shares of Restricted Stock shall be vested (each such date and the date of any event described in Section 5 is referred to hereinafter as a "Vesting Date"). Upon the vesting of shares of Restricted Stock, the Transfer Restrictions (as described in Section 3 hereof) thereon shall lapse.

          3. RESTRICTIONS. Prior to vesting in accordance with Sections 2 or 5 hereof, Executive shall not be permitted to sell, assign, transfer, pledge or otherwise encumber (the "Transfer Restrictions") any shares of Restricted Stock granted hereunder and they shall not be subject to attachment, garnishment, execution or other creditor's processes; provided that such shares, even when vested, may not be sold or otherwise disposed of by the Executive unless there is then in effect a registration statement under the Securities Act of 1933 (the "Act") permitting the resale to the public by the Executive of the Restricted Stock or an exemption from


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such registration exists and the Executive delivers an opinion of counsel, satisfactory to counsel to the Company, that such exemption is available.

          4. FORFEITURE UPON A TERMINATION OF EMPLOYMENT. Except to the extent otherwise provided in Section 5 hereof, in the event the Executive's employment is terminated, all shares of Restricted Stock then subject to Transfer Restrictions shall be forfeited by Executive and shall be immediately returned to the Company without payment of any consideration to Executive.

          5. ACCELERATION OF VESTING; CHANGE IN CONTROL AND OTHER SIGNIFICANT EVENTS.

               (a) Notwithstanding the provisions of Sections 2 and 4, in the event the Executive's employment is terminated by the Company for other than "cause" as defined in Section 4(a) of the Employment Agreement, Executive shall at the time of such termination vest in any unvested shares of Restricted Stock and all Transfer Restrictions shall lapse.

               (b) Notwithstanding the provisions of Section 2, in the event that (x) a "Change in Control" as defined in Section 3(d) of the Employment Agreement occurs, and (y) as a result thereof or in combination thereof, without the consent of Executive nor at the behest of Executive, either Executive's compensation or responsibilities are reduced or the headquarters of the Company is moved to a location outside a 30 mile radius of the Company's existing headquarters, then immediately prior to the effective date of the Change of Control Executive shall vest in any unvested shares of Restricted Stock and all Transfer Restrictions shall lapse.

          6. STOCK CERTIFICATES. Stock certificates issued in respect of the shares of Restricted Stock shall be registered in the name of Executive (in the records of the Company's transfer agent). While such shares are subject to Transfer Restrictions, all stock certificates evidencing shares of Restricted Stock shall bear the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions contained in a Restricted Stock Agreement, dated July 25, 1996, between Kenneth Potashner and Maxwell Laboratories Inc. A copy of such Agreement is on file in the office of the Secretary of Maxwell Laboratories Inc., 8888 Balboa, San Diego, California 92123."

With regard to any shares of Restricted Stock which cease to be subject to Transfer Restrictions pursuant to Sections 2 or 5 of this Agreement, the Company shall, within sixty (60) days after the date such shares cease to be subject to the Transfer


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Restrictions, deliver to Executive a certificate evidencing such shares free of the foregoing legend.

          7.   INVESTMENT REPRESENTATION.  Executive represents and agrees that:
(i) he is acquiring the Restricted Stock for the purpose of investment and not with a view to their resale or distribution, (ii) if and when the Executive proposes to publicly offer or sell shares of Restricted Stock, the Executive shall notify the Company prior to any such offering or sale and shall abide by the opinion of counsel to the Company as to whether and under what conditions and circumstances, if any, Executive may offer and sell such shares of Restricted Stock; and (iii) the certificate or certificates representing the Restricted Stock may bear a legend referring to the foregoing matters and any limitations under the Act and state securities laws with respect to the transfer of such Restricted Stock, and the Corporation may impose stop transfer instructions to implement such limitations, if applicable. Notwithstanding the provisions of Section 6, stock certificates evidencing shares of Restricted Stock, both during the period during which Transfer Restrictions are in effect and thereafter, shall bear such legends as may be required to evidence restrictions imposed by the Act and state securities laws and by the Executive's status as an affiliate of the Company.

          8.   WITHHOLDING TAXES.

          (a) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it from the award of the Restricted Stock and to permit the Company to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to the Executive. If the Company is unable to withhold such federal or state taxes, for whatever reason, the Executive hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Restricted Stock.

          (b) The Executive may, subject to the discretion of the Company's Board of Directors, elect to have all or a portion of such tax withholding obligations satisfied by delivering previously acquired shares of the Company's Common Stock, including shares of Restricted Stock as to which the risks of forfeiture have lapsed, such shares having a fair market value, as of the date the amount of tax to be withheld is determined under applicable tax laws, equal to such obligations. Such election shall comply with such rules as may be adopted by the Board to ensure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable. For purposes of this Section 8(b), the "fair market value" of the


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Company's Common Stock shall mean the last sale price of such stock as reported by NASDAQ on the relevant date.

          9. RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein, the Executive shall have all of the rights of a stockholder of the Company, including the right to receive any cash or stock dividends and shall have the right to vote the Restricted Stock.

          10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware.

          11. ENTIRE AGREEMENT. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein.

          12. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original with the same effect as if the signature thereof and hereto were upon the same instrument.


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                   MAXWELL LABORATORIES, INC.


                                   By:  /s/Gary Davidson
                                        ------------------------------
                                        Gary J. Davidson, Vice President -
                                        Finance & Administration



                                   By:  /s/Kenneth Potashner
                                        ------------------------------
                                        Kenneth Potashner



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